SCHEDULE 14C
(Rule 14c-101)

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d) (2))

☐	Definitive Information Statement

ROYAL STYLE DESIGN, INC.
(Name of Registrant as Specified in Its Charter)

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ROYAL STYLE DESIGN, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER  , 2010

Orlando, Florida
AUGUST   , 2010

A Special Meeting of Stockholders (the "Special Meeting") of Royal Style Design, Inc., a Florida corporation (the "Company"), will be held at the offices of the Company, 800 North Magnolia, Suite 105, Orlando, Florida 32803, on ____________September __, 2010, at 12:00 P.M. (local time) for the following purposes:

1. To amend the Articles of Incorporation of the Company to increase the authorized number of shares of common stock from 100,000,000 shares, par value $.001 per share, to 500,000,000 shares, par value $.001 per share (Proposal No. 1); and

2.  To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on _____________,  August   , 2010, as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

Shares of Common Stock can be voted at the meeting only if the holder is present at the meeting in person or by valid proxy. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

All stockholders are cordially invited to attend the Special Meeting in person.

By Order of the Board of Directors,

/s/ Richard Lloyd
President and Chief Executive Officer

ROYAL STYLE DESIGN, INC.
800 North Magnolia, Suite 105
Orlando, Florida 32803

INFORMATION STATEMENT

GENERAL

This Information Statement is furnished by the Board of Directors (the "Board") of Royal Style Design, Inc., a Florida corporation (the "Company"), in connection with the Special Meeting of Stockholders (the "Special Meeting") to be held at the offices of the Company, 800 North Magnolia, Suite 105, Orlando, Florida 32803, on _________, September ___, 2010, at 12:00 P.M. (local time), and any adjournment or postponement thereof.

At such meeting, stockholders will consider and act upon a proposal to approve an amendment (the (“Amendment”) to our Articles of Incorporation to increase the authorized number of shares of common stock from 100,000,000 shares, par value $.001 per share, to 500,000,000 shares, par value $.001 per share.

You are entitled to vote at the Special Meeting if you owned shares of the Company's Common Stock as of the close of business on the Record Date, August   , 2010. You will be entitled to cast one vote for each share of Common Stock that you owned as of that time. As of that date, we had  ___________shares of Common Stock outstanding.

Stockholders who own in excess of 53% of the Company's outstanding Common Stock have advised us that they intend to vote in favor of the Amendment to our Articles of Incorporation. It is anticipated, therefore, that the Amendment will be approved.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

You should rely only on the information or representations provided in or referred to in this Information Statement. The Company has not authorized anyone else to provide you with information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the cover page of this document.

Determination of whether a matter specified in this Notice of Special Meeting of Stockholders has been approved will be determined as follows.

As to Proposal No. 1, approval of the amendment of the Articles of Incorporation of the Company to increase the authorized number of shares of common stock, par value $.001 per share, from 100,000,000 to 500,000,000, requires that the number of shares of Common Stock voted for approval of the Amendment at the Special Meeting exceeds the number of shares of Common Stock voted against approval of the Amendment.

Abstentions will be considered shares present in person or by proxy and entitled to vote and, therefore, will have the effect of a vote against the matter. Broker non-votes will be considered shares not present for this purpose and will have no effect on the outcome of the vote. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for the Special Meeting.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Proxy Statement, none of the following persons have any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our company since January 1, 2009, being the commencement of our last completed audited financial year; or

2.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are set forth below in the section immediately below entitled “Principal Stockholders.”

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of August 5, 2010, each person known by us to be the beneficial owner of five percent or more of the Company's voting Stock, all directors individually and all directors and officers of the Company as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown. At August 5, 2010, 87,268,670 shares of common stock were issued and outstanding.

Name	Number of Shares Owned Beneficially	Ownership Percentage of Class
Richard Lloyd 12609 Weatherford Way Orlando, FL. 32832 (1) (2)	15,000,100	17.18%

Vadim Enikeev 320 Golf Brook Cir. #210 Longwood, FL. 32779 (1) (2)	15,000,100	17.18%

Nikolay Uraev 32 Amirkhana Prospect, Apt. 63 Kazan, Republic of Tatarstan 420132 (1)	16,100,000	18.44%

Rustem Likhachev Tsiolkovskogo Street Bldg. 62, Kazan, Russia, 420052	32,260,000	36.96%

Nikolay Lobachev 470 Majestic Way Altamonte Springs, FL 32714	1,000,000	1.14%

All Officers and Directors as a Group (5 persons)	47,100,200	53.97%

(1) On August 5, 2010, Richard Lloyd, Vadim Enikeev and Nikolay Uraev, each contributed 13,000,000 shares of common stock owned by them to the capital of the Company.

(2) Richard Lloyd and Vadim Enikeev each beneficially own 100 shares of common stock by reason of their 50% each ownership of Alfa Investment Fund LLC, Orlando, Florida, which owns 200 shares of common stock.

PROPOSAL NO. 1

APPROVE AN AMENDMENT TO THE COMPANY'S ARTICLES OF
INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
THE COMPANY'S COMMON STOCK, PAR VALUE $.001 PER SHARE, FROM
100,000,000 TO 500,000,000

The Board of Directors of the Company has adopted a resolution unanimously approving and recommending to the Company's stockholders for their approval an amendment to the Company's Articles of Incorporation to provide for an increase of the number of shares of common stock that the Company is authorized to issue from 100,000,000 to 500,000,000.

As of August 5, 2010, with 100,000,000 shares of common stock authorized, we had 87,268,670 shares of common stock issued and outstanding.  Therefore, as of August 5, 2010, we have 12,731,330 shares of common stock available for other corporate purposes.  There are currently no set plans or arrangements relating to the possible issuance of any additional shares of common stock proposed to be authorized. We are not party to any agreements or understandings regarding any acquisitions, nor are any acquisitions under negotiation.

The Board of Directors recommends the proposed increase in the authorized number of shares of common stock to insure that a sufficient number of authorized and unissued shares is available (i) to raise additional capital primarily for the construction business operations of the Company, (ii) for possible acquisitions, and (iii) to make options and shares available to employees, future non-employee directors and consultants of the Company as an incentive for services provided to the Company. Such shares would be available for issuance by the Board of Directors of the Company without further action by the stockholders, unless required by the Company's Articles of Incorporation or by the laws of the State of Florida. Neither the presently authorized shares of common stock nor the additional shares of common stock that may be authorized pursuant to the proposed amendment carry preemptive rights.

As of August 5, 2010, with 100,000,000 shares of common stock authorized, we had 87,268,670 shares of common stock issued and outstanding, and therefore we had 12,731,330 shares available for issuance for the corporate purposes described above.

The additional shares of common stock, if issued, would have a dilutive effect upon the percentage of equity of the Company owned by present stockholders. The issuance of such additional shares of common stock might be disadvantageous to current stockholders in that any additional issuances would potentially reduce per share dividends, if any. Stockholders should consider, however, that the possible impact upon dividends is likely to be minimal in view of the fact that the Company has never paid dividends, has never adopted any policy with respect to the payment of dividends and does not intend to pay any cash dividends in the foreseeable future. In addition, the issuance of such additional shares of common stock, by reducing the percentage of equity of the Company owned by present stockholders, would reduce such present stockholders' ability to influence the election of directors or any other action taken by the holders of common stock.

If the amendment is approved, the Board of Directors will have the right, without further stockholder approval or action, to issue up to 500,000,000 shares of Common Stock. The ability of the Company to issue such shares of Common Stock may, under certain circumstances, make it more difficult for a third party to gain control of the Company (e.g., by means of a tender offer), prevent or substantially delay such a change of control, discourage bids for the Common Stock at a premium, or otherwise adversely affect the market price of the Common Stock.

If Proposal No. 1 is approved by the Company's stockholders, the Board of Directors expects to file a Articles of Amendment to the Company's Articles of Incorporation increasing the number of authorized shares of common stock as soon as practicable after the date of the Special Meeting. The Articles of Amendment would amend Article II of the Company's Articles of Incorporation to read as set forth in the text of the proposed Amendment to our Articles of Incorporation attached as Exhibit A to this Proxy Statement.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION.

DISSENTERS’ OR APPRAISAL RIGHTS

Under Florida law, our stockholders do not have any dissenters’ or appraisal rights with respect to the approval of the Articles of Amendment to increase our authorized common stock.

AVAILABILITY OF CERTAIN DOCUMENTS REFERRED TO HEREIN

THIS INFORMATION STATEMENT AND THE APPENDIX HERETO REFER TO CERTAIN DOCUMENTS OF THE COMPANY THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS INFORMATION STATEMENT IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, WITHOUT CHARGE, DIRECTED TO RICHARD LLOYD, CHIEF EXECUTIVE OFFICER, ROYAL STYLE DESIGN, INC., 800 N. Magnolia Ave. Suite 105, Orlando, FL. 32803, TELEPHONE NUMBER (407) 843-3344. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, SUCH REQUESTS SHOULD BE MADE BY SEPTEMBER ___, 2010.

OTHER MATTERS

The Board of Directors is not aware of any other business which will come before the Special Meeting.

By Order of the Board of Directors,

/s/ Richard Lloyd
Orlando, Florida	Richard Lloyd,
August ___, 2010	President and Chief Executive Officer

Articles of Amendment
to
Articles of Incorporation
of
Royal Style Design, Inc.
(Name of corporation as currently filed with the Florida Dept. of State)

P06000090523
(Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

NEW CORPORATE NAME (if changing):
(Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.")
(A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED; (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)
The first paragraph of Section 1, Article IV: Shares. is amended to read in its entirety as follows: Section 1. The total number of shares of stock which this corporation shall have authority to issue is Five Hundred Ten Million (510,000,000), Five Hundred Million (500,000,000) of which shall be shares of Common Stock, par value of $0.001 per share, and Ten Million (10,000,000) of which shall be shares of Preferred Stock, par value of $0.001 per share.

 (Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)
NA
 (continued)
The date of each amendment(s) adoption: September 6, 2010

Effective date if applicable:
(no more than 90 days after amendment file date)
Adoption of Amendment(s)                (CHECK ONE)

√  The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

"The number of votes cast for the amendment(s) was/were sufficient for approval by (voting group).”

The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signature        /s/ Richard Lloyd
(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Richard Lloyd
(Typed or printed name of person signing)

President
(Title of person signing)
FILING FEE: $35